Exhibit 99.2


           VITAL LIVING ANNOUNCES APPOINTMENTS OF CARSON E. BEADLE AND
                     WILLIAM A. COPPEL TO BOARD OF DIRECTORS

  HEALTHCARE EXPERTISE, STRATEGIC PLANNING, MARKET RESEARCH AND DEVELOPMENT OF
          MARKETING COMMUNICATIONS STRATEGIES WILL BE ADDED TO CURRENT
                               BOARD OF DIRECTORS

October XX, 2002 - PHOENIX, AZ-- Vital Living Inc. (OTCBB: VTLV), the Physician Nutraceutical Company(SM), today announced the appointments of Carson E. Beadle and William A. Coppel to its Board of Directors subject to the successful completion of the recently announced MAF BioNutritionals ("MAF") acquisition.

Carson E. Beadle is currently a member of the MAF Board of Directors and is currently President of Carson E. Beadle, Inc., a strategic-planning consulting firm in New York. This follows a career spanning over 40 years with Marsh & McLennan/William M. Mercer, where, for 25 years, he served as Director responsible for the New York and Eastern Canada consulting practices and corporate functions, with a focus on employee benefits for large employers and strategic decision-making.

William A. Coppel is currently President & Chief Executive Officer of MAF BioNutritionals. Previously, he was Senior Vice President for Strategic Planning, Marketing and Advertising at Quick & Reilly. In this position, he was responsible for the integration of Quick & Reilly's retail brokerage unit with Fleet Bank and was responsible for all Marketing and Advertising with a staff of 25 and a budget of $50 million.

Mr. Bradley D. Edson, CEO and Chairman of the Board of Vital Living stated, "The ongoing trend of health insurers to reimburse preventive medicine is a significant target for our medical food supplements. Mr. Beadle is absolutely a most qualified individual to help us navigate this market as part of our strategic expansion efforts."

Mr. Beadle commented, "I have been involved with a number of exciting healthcare initiatives. Clearly, Vital Living is poised to make a dramatic impact on the healthcare landscape."

Mr. Edson continued, "Mr. Coppel's proven track record of success in both the financial and nutritional products marketplaces make him an extremely valuable addition to our board. We look forward to the immediate impact that he will make."

Mr. Coppel remarked, "In addition to my role as President and CEO of Maf Bionutritionals, I am, also an accomplished triathlon athlete. I take health and prevention very seriously. Vital Living has one of the most exciting and dynamic programs in the country, providing clinically established medical food supplements by physician prescription."

Mr. Beadle's leadership figures prominently in a number of for-profit and non-profit organizations, notably many in the field of public health. He is Chairman and Co-founder of The Health Project, the White House-supported public/private organization that presents the annual C. Everett Koop National Health awards; Current Past-Chair of the Business Forum On Aging, of the American Society On Aging; and a Founding Director of the Health Enhancement Research Organization of Birmingham.

As a recognized benefits expert, Mr. Beadle has given testimony before Senate Finance, House Ways & Means and other government committees. He is a current member of the Board of Directors of Security Mutual Life Insurance Company of New York. He is also the author of over 100 articles appearing in The Wall Street Journal, the New England Journal of Medicine, Fortune, the New York Times and many other management and health publications in the United States and Canada. Mr. Beadle studied economics and human relations at the University of Toronto, and industrial relations at Queen's University, Canada.

Mr. Coppel has a BA Degree in Political Science from Fairfield University 1977 and completed securities executive education programs at the Wharton School of Business of the University of Pennsylvania. He is a member of the U.S. Triathlon Federation and the President's Circle of Fairfield University.

ABOUT MAF

MAF BioNutritionals, LLC, (MAF) a private company located in Boonton, NJ, was formed in 1998 by Dr. Phil Maffetone, who has been a respected pioneer in the field of Complementary Medicine for over 25 years, bringing the latest advances to health care professionals around the world. The MAF line of products includes all natural nutraceuticals that contain certified organic ingredients. The products are all formulated to support proactive human cell maintenance and rehabilitation, which is fundamental in the prevention and treatment of disease, without the damaging side effects of traditional pharmaceuticals. MAF's business objective is to capitalize on an emerging healthcare sector, one that focuses on nutrition as a means to true disease prevention, a widely embraced solution to spiraling healthcare costs and the unfolding healthcare crisis.

ABOUT VITAL LIVING

Vital Living develops and markets evidence-based nutraceuticals formulated by physicians for distribution through physicians. The Company is developing and testing nutraceuticals in collaboration with leading medical experts based on the best available scientific evidence.

Vital Living's nutraceuticals are designed to be incorporated by physicians into a standard physician/patient program, supported by a specially designed compliance regimen. The Company's initial area of focus is cardiovascular health, the leading health concern in America affecting 60 million consumers. Essentum(TM) is currently being endorsed and prescribed at The Arizona Heart Institute as part of a comprehensive cardiovascular health program.

Except for any historical information, the matters discussed in this press release contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of

1934. These forward-looking statements involve risks and uncertainties, including activities, events or developments that the Company expects, believes or anticipates will or may occur in the future. A number of factors could cause actual results to differ from those indicated in the forward-looking statements, including the Company's ability to continue to successfully market and provide its products and services and maintain their effectiveness, the continuation of the arrangements with the Company's product development partners, the ability of the Company to meet its financial projections, and general economic conditions. Such statements are subject to a number of assumptions, risks and uncertainties. Readers are cautioned that such statements are not guarantees of future performance and that actual results or developments may differ materially from those set forth in the forward-looking statements. The Company undertakes no obligation to publicly update or revise forward-looking statements, whether as a result of new information or otherwise.